Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
General Electric Capital Services, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (Registration No. 33-7348) of General Electric Capital Services, Inc. of our report dated February 11, 2005, except as to the restatement discussed in note 1 to the consolidated financial statements which is as of May 5, 2005 and notes 5, 6, 9 and 18, which are as of September 15, 2005, with respect to the statement of financial position of General Electric Capital Services, Inc. and consolidated affiliates as of December 31, 2004 and 2003, and the related statements of earnings, changes in shareowner’s equity and cash flows for each of the years in the three-year period ended December 31, 2004 and related schedules, which report appears in the Form 8-K of General Electric Capital Services, Inc. to be filed on or about September 16, 2005.

Our report on Internal Control over Financial Reporting dated February 11, 2005, except as to the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting (as restated), which is as of May 5, 2005, expresses our opinion that General Electric Capital Services, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: a failure to ensure the correct application of Statement of Financial Accounting Standards No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.

Our report on the consolidated financial statements refers to a change in the method of accounting for variable interest entities in 2004 and 2003 and a change in the method of accounting for goodwill and other intangible assets in 2002.

/s/ KPMG LLP
Stamford, Connecticut
September 15, 2005